Evolus Reports Fourth Quarter and Full Year 2019 Results and Provides Business Update
Q4 2019 Net Revenue $19.5 Million, Up from $13.2 Million in Q3 2019
Jeuveau® Achieved Number Three Unit Share Position in the U.S. in 20191
Launched EvoluxTM; Only Practice Loyalty Program to Offer Co-Branded Digital Advertising for Neurotoxins

Newport Beach, Calif., February 25, 2020 - Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today provided a business update and reported financial results for the fourth quarter and full year ended December 31, 2019.
“We positioned Evolus for long-term success starting with the first aesthetic only neurotoxin business model in the United States. Our competitive advantage is driven by a singularity of focus on the largest market in aesthetics combined with our proprietary digital platform and a consumer strategy designed for the fast-growing millennial segment,” said David Moatazedi, President and Chief Executive Officer. “2019 was a very successful year for Evolus, marked by the rapid uptake of Jeuveau®, which achieved the number three unit share position1. We believe we are well on our way to achieving the number two unit share position within 24 months of launch.”
2019 Key Accomplishments

•	Received U.S. FDA approval for Jeuveau® and European approval for Nuceiva™

•	Rapid uptake of Jeuveau® following Q2 launch in the U.S. aesthetic neurotoxin market

◦	Increased purchasing account base from approximately 350 in Q2 to 2,000 in Q3 to 3,500 in Q4

◦	Drove net revenue from $13.2 million in Q3, our first full quarter on the market, to $19.5 million in Q4

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Net loss for the fourth quarter of 2019 was $14.5 million compared with $27.0 million for the third quarter of 2019, an improvement of $12.5 million, which was largely driven by increased Jeuveau® sales

•	Exited 2019 with a strong cash position of $129.8 million[2]
“The first phase of our launch is now complete. We successfully accelerated Jeuveau® adoption through our J.E.T. program which drove 80% of 2019 net revenue and our #NEWTOX campaign targeting the millennial segment”, said Michael Jafar, Chief Marketing Officer. “In 2020, we are increasing our focus against this fast-growing consumer segment by launching our Direct to Millennial (DTM) strategy. This DTM investment starts with a national digital campaign, “Is Your Tox Modern Made?”, to accelerate consumer demand. Also, in Q1 2020, we launched Evolux™, which delivers co-branded digital advertising to customers based on loyalty status. In Q2 2020, we look forward to unveiling our consumer loyalty program, which is designed to make the treatment more affordable for patients.”
Fourth Quarter 2019 Financial Results

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$19.5 million in total net revenues for the fourth quarter of 2019 consisting of $18.8 million of U.S. Jeuveau® revenue and $0.7 million of revenue from international sales. Fourth quarter revenue increased 48% over third quarter 2019 revenue of $13.2 million.

•	Gross margin in the fourth quarter of 2019 was increased by one-time launch pricing from our manufacturing partner.

•	GAAP operating expenses and GAAP loss from operations for the fourth quarter of 2019 were $28.4 million and $12.5 million, respectively.

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Non-GAAP operating expenses and non-GAAP loss from operations for the fourth quarter of 2019 were $28.2 million and $12.4 million, respectively. Non-GAAP operating expenses and non-GAAP loss from operations for the fourth quarter of 2019 were calculated as operating expenses and loss from operations excluding a benefit resulting from the revaluation of the contingent royalty obligation of $3.8 million, stock-based compensation of $2.5 million, and depreciation and amortization of $1.5 million.

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Net loss for the fourth quarter of 2019 was $14.5 million compared with $27.0 million for the third quarter of 2019, an improvement of $12.5 million which was driven by increased Jeuveau® sales and lower operating expenses.

Full Year 2019 Financial Results

•	$34.9 million in total net revenues for the full year 2019 consisting of $34.2 million of U.S. Jeuveau® revenue and $0.7 million of revenue from international sales.

•	Full year 2019 gross margin was increased by one-time launch pricing from our manufacturing partner.

•	GAAP operating expenses and GAAP loss from operations for the full year of 2019 were $125.9 million and $98.9 million, respectively.

•	Non-GAAP operating expenses and non-GAAP loss from operations for the full year of 2019 were $108.0 million and $81.1 million, respectively.

•	Net loss for the full year of 2019 was $90.0 million.

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Cash, cash equivalents and short-term investments were $129.8 million as of December 31, 2019, as compared to $74.0 million as of September 30, 2019. During the fourth quarter, we received net proceeds of $73.3 million from a stock offering, offset by $17.5 million of cash burn. The cash burn in the fourth quarter of 2019 improved from $25.9 million in the third quarter of 2019 and $33.8 million in the second quarter of 2019 when Jeuveau® was launched.

•	As of December 31, 2019, the company had 33.6 million shares of common stock outstanding.
Conference Call Information
Management will host a conference call and webcast to discuss Evolus’ financial results today at 8:00 a.m. ET. The dial-in numbers are +1 (866) 916-2317 for domestic callers and +1 (703) 925-2662 for international callers, and the conference ID is 1896983. Evolus will use a presentation to accompany its conference call. The presentation can be found on the Company's Web site in advance of the earnings conference call.
A replay of the call will be available following its completion through March 3, 2020. To access the replay, dial +1 (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers and use the replay conference ID 1896983.
A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, investors.evolus.com. A replay of the webcast will be archived on Evolus' website for 30 days following the completion of the call.
About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi and Mr. Jafar, including the market acceptance of Jeuveau® and the launch and effectiveness of the Evolux™ customer loyalty program and future consumer loyalty programs.
Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Other factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the success of the launch of Jeuveau®, customer and consumer adoption of the product, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on March 20, 2019 and November 4, 2019, respectively, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP operating expenses and non-GAAP loss from operations, which are calculated as GAAP operating expenses and GAAP loss from operations, excluding: (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management assesses the company’s current and future operations. The company’s definitions of non-GAAP operating expenses and non-GAAP loss from operations have limitations as an analytical tool and may differ from other companies reporting similarly named measures.  Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of non-GAAP operating expenses and non-GAAP loss from operations to GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to Non-GAAP Operating Expenses and Non-GAAP Loss from Operations” in the financial schedules below.
Jeuveau® is a registered trademark and Nuceiva™ and Evolux™ are trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
1 Based on Evolus’ volume market share in Guidepoint Data’s U.S. Neurotoxin industry Tracker (December 2019)
2 Includes cash, cash equivalents and short-term investments.

Evolus, Inc. Contacts:
Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com
Media Contact:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Product revenue, net	$18,759	$—	$34,237	$—
Service revenue	688	—	688	—
Total net revenues	19,447	—	34,925	—
Product cost of sales (excludes amortization of intangible assets)	3,636	—	8,014	—
Gross profit	15,811	—	26,911	—
Operating expenses:
Selling, general and administrative	30,285	12,222	113,593	29,146
Research and development	418	1,184	3,973	6,487
Revaluation of contingent royalty obligation to Evolus Founders	(3,817)	(900)	4,160	10,500
Depreciation and amortization	1,468	2	4,132	9
Total operating expenses	28,354	12,508	125,858	46,142
Loss from operations	(12,543)	(12,508)	(98,947)	(46,142)
Other income (expense):
Interest income	375	203	1,839	203
Interest expense	(2,468)	(113)	(7,953)	(863)
Other income	(2,093)	90	—	—
Loss before income taxes	(14,636)	(12,418)	(105,061)	(46,802)
Income tax (benefit) expense	(128)	24	(15,027)	65
Net loss	$(14,508)	$(12,442)	$(90,034)	$(46,867)
Other comprehensive gain:
Unrealized gain on available-for-sale securities, net of tax	(13)	—	6	—
Comprehensive loss	$(14,521)	$(12,442)	$(90,028)	$(46,867)
Net loss per share, basic and diluted	$(0.47)	$(0.46)	$(3.19)	$(1.92)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	30,713	27,325	28,238	24,402
Evolus, Inc.
Summary of Balance Sheet Data
(in thousands)

	December 31, 2019	December 31, 2018
Balance Sheet Data:
Cash and cash equivalents	$109,892	$93,162
Short-term investments	19,911	—
Total cash, cash equivalents and short-term investments	$129,803	$93,162

Working capital	$127,758	$89,063
Total assets	$240,442	$171,844
Total current liabilities	$24,439	$5,276
Total liabilities	$160,985	$87,460
Accumulated deficit	$(213,059)	$(123,025)
Total stockholders’ equity	$79,457	$84,384

Evolus, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to
Non-GAAP Operating Expenses and Non-GAAP Loss from Operations
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP operating expense
GAAP loss from operations	$28,354	$12,508	$125,858	$46,142
Adjustments:	$12,543	$12,508	$98,947	$46,142
Revaluation of contingent royalty obligation
Stock-based compensation:	(3,817)	(900)	4,160	10,500
Included in selling, general and administrative
Included in research and development	2,419	1,487	8,862	5,570
Depreciation and amortization	118	373	656	1,401
Non-GAAP operating expense	1,468	2	4,132	9
Non-GAAP loss from operations	$28,166	$11,546	$108,048	$28,662
	$12,355	$11,546	$81,137	$28,662